                                                                    Exhibit 99.1


      [COSINE COMMUNICATIONS LOGO]
PRESS RELEASE

For additional information contact:

            Steve Goggiano                CoSine Communications
            President & CEO               1200 Bridge Parkway
            (650) 637-4777                Redwood City, CA 94065
                                          Web Site: www.cosinecom.com

            Terry Gibson                  Phone: 650.637.4777
            Executive Vice President      Fax: 650.628.4200
            and CFO                       E-mail:
            650.637.4777                  investorrelations@cosinecom.com

         CoSine Communications Announces Third Quarter Financial Results

REDWOOD CITY, CALIF., OCTOBER 21, 2003 -- CoSine Communications, Inc. (Nasdaq:
COSN - News), a leading provider of managed, network-based IP service delivery platforms, today announced revenue for the quarter ended September 30, 2003 of $
4.0 million, and a net loss of $8.2 million or $0.84 per share as compared to revenue of $5.2 million and a net loss of $9.0 million or $0.93 per share in the quarter ended September 30, 2002. The company ended the quarter with $ 66.9 million in cash and short-term investments.

"The market for managed network-based IP services is still in the early stages of growth. As a result, demand can fluctuate. We will continue to develop and expand our product offering to support our customers' efforts to accelerate adoption and revenue growth. As major carriers continue to show interest in CoSine's network-based approach to such services, we must work toward converting that interest into sustainable revenue growth," said Steve Goggiano, CoSine's President and Chief Executive Officer. "To help us achieve that goal, I have hired Jerry Jalaba as our senior vice president of worldwide sales. Jerry has a significant and successful track record in the tier one service provider market, with experience selling to Regional Bell Operating Companies (RBOCs), PTTs and global service providers, including AT&T, BT, Verizon and NTT. Jerry will lead our efforts to accelerate revenue growth."

"In the third quarter, CoSine continued to expand its business with KT Corporation by adding a new DSL Network Aggregation (DNA) application," continued Goggiano. "The DNA application is designed to help providers reduce the capital cost of aggregating DSL connections by as much as 50 percent when compared to competing solutions. This is just one example of how some of the world's largest carriers are utilizing CoSine's products to establish strategic network-based IP service offerings."

WEBCAST

There will be a live webcast of the CoSine Q3 2003 Earnings Conference Call (today, October 21, 2003, at 2 p.m. PT / 5 p.m. ET) at www.cosinecom.com. An archived webcast will also be available several hours after the live call. A replay of the conference call will be available until November 4, 2003. It can be accessed from the company's website or by calling (888) 286-8010 or (617) 801-6888 and entering passcode 52450911.

ABOUT COSINE COMMUNICATIONS

Founded in 1998 and based in Redwood City, Calif., CoSine delivers carrier-class systems for the network edge that solve the fundamental problem of profitably customizing managed services such as IP VPNs, Managed Routers, Firewalls, MPLS, Denial of Service (DoS) protection and more for the unique needs of individual customers. Specifically, the company's intelligent, fully distributed, virtualized architecture infuses service provider networks with an unmatched capability to integrate, customize and effectively deliver managed services to hundreds of thousands of users. For more information about CoSine Communications, visit the company's website at: www.cosinecom.com.

###

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the continued downturn in the telecommunications industry, failure to achieve revenue growth and profitability, product development, commercialization and technology difficulties, manufacturing costs, the impact of competitive products, pricing, changing customer requirements, timely availability and acceptance of new products, and changes in economic conditions in the various markets CoSine serves, all as may be discussed in more detail on pages 30 through 35 of our Annual Report on Form 10-K for the fiscal year ending December 31, 2002 and on pages 23 through 28 of our Quarterly Report on Form 10-Q for the quarter ending June 30, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

                          CoSine Communications, Inc.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
         (In conformity with generally accepted accounting principles)
                                 (in thousands)


                                                     September 30,
                                                         2003         December 31,
                                                      (unaudited)       2002 (1)
                                                        --------        --------

ASSETS

Current assets:
  Cash, cash equivalents and short-term investments      $ 66,892       $101,467
  Accounts receivable, trade                                3,487          6,373
  Accounts receivable, other                                  456            679
  Inventory                                                 4,026          3,175
  Prepaid expenses and other current assets                 3,440          4,054
                                                         --------       --------
Total current assets                                       78,301        115,748
Property and equipment, ne t                                2,658          2,816
Other assets                                                  737            997
                                                         --------       --------
                                                         $ 81,696       $119,561
                                                         ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities              $  7,932       $ 18,666
   Deferred revenue                                         1,647          1,444
   Current portion of long-term debt                          415          3,770
                                                         --------       --------
Total current liabilities                                   9,994         23,880
Accrued rent and long-term debt                             2,061          2,200
Stockholders' equity                                       69,641         93,481
                                                         --------       --------
                                                         $ 81,696       $119,561
                                                         ========       ========


(1) Amounts are derived from the December 31, 2002 audited financial statements.

                          CoSine Communications, Inc.
                      CONSOLIDATED STATEMENT OF OPERATIONS
         (In conformity with generally accepted accounting principles)
                     (in thousands, except per share data)

                                                                           Three months ended            Nine months ended
                                                                              September 30,                September 30,
                                                                          2003          2002            2003            2002
                                                                        (unaudited)   (unaudited)    (unaudited)     (unaudited)
                                                                        -----------   -----------    -----------     -----------
Revenue                                                                $  4,024      $  5,245        $ 12,244          $ 18,404
Cost of sales                                                             1,798         2,231           5,335            11,586
                                                                       --------      --------        --------          --------

Gross profit                                                              2,226         3,014           6,909             6,818

Operating expenses:
  Research and development                                                5,485         4,050          15,920            27,185
  Sales and marketing                                                     3,191         5,721          10,310            24,349
  General and administrative                                              1,817         2,345           5,643             9,405
  Restructuring and impairment charges                                       14           693             351            24,739
                                                                       --------      --------        --------          --------
Total operating expenses                                                 10,507        12,809          32,224            85,678
                                                                       --------      --------        --------          --------

Loss from operations                                                     (8,281)       (9,795)        (25,315)          (78,860)

Interest income, (expense) and other, net                                   112           863             637             2,524
                                                                       --------      --------        --------          --------

Loss before income tax provision                                         (8,169)       (8,932)        (24,678)          (76,336)

Income tax provision                                                         15            82              86               381
                                                                       --------      --------        --------          --------

Net loss                                                               $ (8,184)     $ (9,014)       $(24,764)         $(76,717)
                                                                       ========      ========        ========          ========

Basic and diluted net loss per common share                            $  (0.84)     $  (0.93)       $  (2.54)         $  (7.94)

Shares used in computing basic and diluted net loss per common share      9,797         9,689           9,753             9,660